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                                                                    Exhibit 99.1


                                                                  EXECUTION COPY



                               December 11, 1995



Morgan Stanley & Co. Incorporated
Salomon Brothers Inc
BT Securities Corporation
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs:

          EXIDE CORPORATION, a Delaware corporation (the "Company"), proposes to issue and sell to the several Placement Agents named in Exhibit A hereto (the "Placement Agents"), $346 million aggregate principal amount at maturity of its 2.90% Convertible Senior Subordinated Notes due 2005 (the "Firm Notes") to be issued pursuant to the provisions of an Indenture (the "Indenture") to be dated as of the Closing Date (as defined in Section 3 hereof) among the Company, as issuer, and The Bank of New York, as trustee (the "Trustee"). The Company also proposes to issue and sell to the several Placement Agents not more than $51.9 million principal amount at maturity of the Company's 2.90% Convertible Senior Subordinated Notes due 2005 (the "Additional Notes") to cover over allotments if and to the extent such option is exercised by the Placement Agents pursuant to the right to purchase such Additional Notes granted in Section 3 hereof. The Firm Notes and the Additional Notes are hereinafter referred to as the "Notes." The Notes are convertible, at the option of the holder, into shares of common stock of the Company (the "Common Stock") at any time after sixty days following the later of the latest date of original issuance thereof and the Closing Date through final stated maturity, unless previously redeemed or otherwise repurchased by the Company. The number of shares of Common Stock issuable upon conversion of the Notes (the "Conversion Shares") is equal to 12.5473 shares per $1,000 principal amount at maturity of Notes.

          The Notes will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, in offshore transactions in reliance on Regulation S under the Securities Act and to institutional

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accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the
Securities Act) that deliver a letter in the form annexed to the Final Memorandum (as defined).

          In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum (the "Preliminary Memorandum") and will prepare a final offering memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements incorporated by reference therein.

          The purchasers of the Notes and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the Closing Date (the "Registration Rights Agreement") and to be substantially in the form attached hereto as Exhibit B.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that as of the date hereof:

          (a) The Preliminary Memorandum (including the information incorporated by reference therein) does not contain and the Final Memorandum (including the information incorporated by reference therein), in the form used by the Placement Agents to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in either Memorandum based upon information relating to the Placement Agents furnished to the Company in writing by the Placement Agents expressly for use therein. The documents incorporated by reference in each Memorandum comply as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder.

          (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be in good standing or to so qualify would have a material adverse effect on the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

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          (c) As used herein, the "Material Subsidiaries" of the Company are
     Compagnie Europeene d'Accumulateurs S.A. ("CEAC"), GBC, Inc., General Battery Corporation, a Pennsylvania Business Trust ("GBC"), Sociedad Espanola del Acumulador Tudor, S.A. ("Tudor"), Hagen Batterie A.G. ("Hagen"), and Exide Batteries Limited ("B.I.G"). Each Material Subsidiary of the Company has been duly incorporated, is validly existing as a corporation or business trust, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, has the corporate or business trust power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified or be in good standing would have a Material Adverse Effect; and the Company beneficially owns, directly or indirectly an amount equal to or at least 100%, 90.1%, 81.5% and 88.9% of the capital stock of CEAC, Tudor, B.I.G. and Hagen, respectively, and with respect to such shares the Company has, directly or indirectly, good and marketable title, free and clear of all liens, charges, encumbrances or restrictions of any kind, except for transfer restrictions and certain rights of first refusal with respect to the capital stock of B.I.G. and liens under the European Facilities Agreement (as defined in the Final Memorandum).

          (d) This Agreement has been duly authorized, executed and delivered by the Company.

          (e) The Registration Rights Agreement has been duly authorized, and when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (y) the availability of equitable remedies and the waiver of equitable rights or defenses may be limited by equitable principles of general applicability and (z) any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

          (f) The Notes have been duly authorized and, when executed, authenticated and delivered in accordance with the terms of the Indenture and paid for by the Placement Agents in accordance with the terms of this Agreement, will (x) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Indenture.

          (g) The Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, will be a valid and binding agreement of

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     the Company, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (h) The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of such Notes and the Indenture, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive rights or similar rights.

          (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement, and the Notes, the issuance, sale and delivery of the Notes, and the issuance and delivery of the Conversion Shares upon conversion of the Notes will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, including, without limitation, the U.S. Credit Agreement (as defined in the Final Memorandum) and the European Facilities Agreement (as defined in the Final Memorandum) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the issuance of the Notes or the Conversion Shares upon conversion of the Notes, or the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Notes, except (x) such as may be required by the securities or Blue Sky laws of the various states and foreign authorities in connection with the offer and sale of the Notes and
     (y) such as may be required by the federal securities laws of the United States and the rules and regulations promulgated thereunder and the securities or Blue Sky laws of the various states in connection with the registration of the offer and sale of the Conversion Shares pursuant to the Registration Rights Agreement.

          (j) There has not occurred any material adverse change, or any development (including, without limitation, any material change or development relating to liability or remediation costs in respect of Environmental Laws (as defined below)), which is reasonably likely to result in a prospective material adverse change, in the financial condition, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum.

          (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the

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                                       5

     properties of the Company or any of its subsidiaries is subject that could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Notes or to consummate the transactions contemplated by the Final Memorandum, except as disclosed in the Final Memorandum.

          (l) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all necessary declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Memorandum, except where the failure to do so would not have a Material Adverse Effect.

          (m) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, provided, however, that the Company makes no representation as to the actions of the Placement Agents.

          (n) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (o) It is not necessary in connection with the offer, sale and delivery of the Notes to the Placement Agents in the manner contemplated by this Agreement to register the offer and sale of the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (p) The terms of the Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Final Memorandum under the heading "Description of Notes" and the Conversion Shares conform in all material respects to the description thereof contained in the Final Memorandum under the heading "Description of Capital Stock."

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          (q) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

          (r) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and as described in the Final Memorandum, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

          (s) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to issuers doing business with Cuba.

          (t) None of the Company or any of its respective Affiliates or any person acting on its behalf (other than the Placement Agents) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Notes and the Company and its respective Affiliates and any persons acting on its or their behalf (other than the Placement Agents) have complied with the offering restrictions requirement of Regulation S.

          (u) The terms and provisions of the European Facilities Agreement conform in all material respects to the description thereof contained in the Final Memorandum; and the Company will make available to you and your counsel copies of such closing documents delivered to the banks party to the European Facilities Agreement as you or such counsel may reasonably request prior to the Closing Date.

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     2.   Offering.  You have advised the Company that you will make an offering of the Notes purchased by you hereunder on the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into as in your judgment is advisable.

     3. Purchase and Delivery. The Company hereby agrees to sell to the several Placement Agents, and the Placement Agents, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company, the aggregate principal amount at maturity of Notes set forth opposite their names in Exhibit A at a purchase price of $703.399525 per $1,000 principal amount thereof at maturity plus accrued interest, if any, from December 15, 1995 to the date of payment and delivery (the "Purchase Price").

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Placement Agents and the Placement Agents shall have a one-time right to purchase, severally and not jointly, up to an aggregate of $51.9 million principal amount at maturity of Notes at the Purchase Price. Additional Notes may be purchased solely for the purpose of covering overallotments made in connection with the offering of the Firm Notes. If any Additional Notes are to be purchased, each Placement Agent agrees, severally and not jointly, to purchase the principal amount at maturity of Additional Notes (subject to such adjustments to eliminate the issuance of Additional Notes in denominations other than integral multiples of $1000 principal amount at maturity as the Placement Agents may determine) that bears the same proportion to the principal amount at maturity of Additional Notes to be purchased as the principal amount at maturity of Firm Notes set forth in Exhibit A hereto opposite the name of such Placement Agent bears to the total principal amount at maturity of Firm Notes.

          Payment for the Firm Notes shall be made against delivery of the Firm Notes at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on December 15, 1995, or at such other time on the same or such other date, not later than December 29, 1995 as shall be designated in writing by you. The time and date of such payment are herein referred to as the "Closing Date." Payment for the Firm Notes shall be made by (i) certified or official bank check or checks payable to the order of the Company in New York Clearing House Funds or
(ii) if requested by the Company, by wire transfer in immediately available funds according to written transfer instructions provided by the Company, provided that the Company shall pay to Morgan Stanley & Co. Incorporated the overnight cost of such funds at a rate equal to the closing Federal Funds rate on the date such payment is made.

          Payment for any Additional Notes to be sold by the Company shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving

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of the notice hereinafter referred to) as shall be designated in a written notice from the Placement Agents to the Company their determination to purchase an amount, specified in said notice, of Additional Notes. Payment for any Additional Notes shall be made by (i) certified or official bank check payable to the order of the Company in New York Clearing House Funds or (ii) if requested by the Company, by wire transfer in immediately available funds according to written transfer instructions provided by the Company, provided that the Company shall pay to Morgan Stanley & Co. Incorporated the overnight cost of such funds at a rate equal to the closing Federal Funds rate on the date such payment is made. The time and date of such payment are hereinafter referred to as the "Option Closing Date." The notice of the determination to exercise the option to purchase Additional Notes and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement, but in any event shall be given at least two business days prior to the Option Closing Date.

          Certificates for the Firm Notes and the Additional Notes shall be in definitive or global form and registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The Firm Notes and any Additional Notes shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer of the Notes to you duly paid, against payment of the purchase price therefor.

     4. Conditions to Closing. The obligations of the Placement Agents under this Agreement to purchase the Notes will be subject to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement and on or prior to the Closing Date,

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development which is reasonably likely to result in a prospective change, in the financial condition, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum, that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.

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          (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed on the Company's behalf by (and solely in the capacity of) an executive officer (or the Treasurer) of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) You shall have received on the Closing Date an opinion of Kirkland & Ellis, counsel for the Company, dated the Closing Date, to the effect that:

               (i) the Company is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a Material Adverse Effect;

               (ii) each of the domestic Material Subsidiaries of the Company is validly existing as a corporation or business trust in good standing under the laws of the jurisdiction of its incorporation, has the corporate or business trust power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a Material Adverse Effect;

               (iii) this Agreement has been duly authorized, executed and delivered by the Company;

               (iv) the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (y) the availability of equitable remedies and the waiver of equitable rights or defenses may be limited by equitable principles of general applicability and (z) any
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          rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations;

               (v) the Indenture has been duly authorized, executed and delivered by, and, assuming due execution and delivery by the Trustee, is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability;

               (vi) the Notes have been duly authorized and executed and, when authenticated and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement and assuming due authentication by the Trustee, will be (x) valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) entitled to the benefits of the Indenture;

               (vii) The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of such Notes and the Indenture, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive rights or similar rights;

               (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Notes and the Registration Rights Agreement, the issuance, sale and delivery of the Notes and the issuance and delivery of the Conversion Shares upon conversion of the Notes will not contravene (A) any existing material applicable law of the State of New York, the Delaware General Corporation Law or any existing material federal law of the United States (including but not limited to the Securities Act, the Exchange Act and the respective rules and regulations thereunder) or any existing applicable material
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          rule or regulation of such jurisdictions known to such counsel (in each case other than any state securities or Blue Sky laws as to which such counsel need not express any opinion) (no opinion need be expressed pursuant to this subparagraph (viii)(A) as to any violation of the antifraud provisions of any securities laws, including but not limited to Section 10(b) of the Exchange Act and Rule 10b-5 thereunder), (B) the certificate of incorporation or by-laws of the Company, (C) such agreements and instruments as are listed on Exhibit C attached hereto, (D) to such counsel's knowledge, any agreements or other instruments, other than those referred to in clause (C) above, binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (E) to such counsel's knowledge, any order to which the Company is subject;

               (ix) no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the issuance of the Notes or the Conversion Shares upon conversion of the Notes or the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Notes except (x) such as may be required by the securities or Blue Sky laws of the various states and foreign authorities in connection with the offer and sale of the Notes and (y) such as may be required by the federal securities laws of the United States and the rules and regulations promulgated thereunder and the securities or Blue Sky laws of the various states in connection with the registration of the offer and sale of the Conversion Shares pursuant to the Registration Rights Agreement, as to which such counsel need express no opinion;

               (x) the statements in the Final Memorandum under the captions "Description of Notes," "Certain Transactions," "Description of Certain Indebtedness," "Certain United States Federal Income Tax Considerations," "Description of Capital Stock" and "Transfer Restrictions," in each case insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, in all material respects fairly present the information with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (xi) the terms of the Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Final Memorandum under the heading "Description of Notes" and the Conversion Shares conform in all material respects to the description thereof contained in the Final Memorandum under the caption "Description of the Capital Stock";
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                                       12

               (xii) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

               (xiii) nothing has come to the attention of such counsel which has caused it to believe that (except for financial statements and schedules and financial and statistical data included or incorporated by reference in the Final Memorandum as to which such counsel need not express any belief) the Final Memorandum when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (xiv) based upon the representations, warranties and agreements of the Company in Sections 1(m), 1(t), 5(f), 5(g), 5(h), 5(i) and 5(k) of this Agreement and of the Placement Agents in Section 6 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Placement Agents under this Agreement or in connection with the initial resale of such Notes by the Placement Agents in accordance with Section 6 of this Agreement to register the Notes under the Securities Act, it being understood that no opinion is expressed as to any subsequent resale of any Note.

          (d) You shall have received on the Closing Date an opinion of Bernard
     F. Stewart, Executive Vice President and General Counsel of the Company, dated the Closing Date, to the effect that:

               (i) this Agreement has been duly authorized, executed and delivered by the Company;

               (ii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Notes and the issuance, sale and delivery of the Notes and the issuance and delivery of the Conversion Shares upon conversion of the Notes will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to such counsel's knowledge, any order to which the Company is subject;
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                                       13

               (iii) after reasonable inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings which such counsel believes are not likely to have a Material Adverse Effect or a material adverse effect on the power or ability of the Company to (x) perform its obligations under this Agreement, the Registration Rights, the Indenture and the Notes or (y) issue, sell and deliver the Notes or
          (z) consummate the transactions contemplated by the Final Memorandum;

               (iv) such counsel is of the opinion that, to the best of his knowledge, the Company is (i) in substantial compliance with any and all applicable Environmental Laws in all material respects, (ii) has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business which it believes are necessary for its operations and (iii) is in substantial compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect;

               (v) each of Tudor, B.I.G., Hagen and CEAC is validly existing as a corporation under the laws of the jurisdiction in which it was incorporated and has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum;

               (vi) all of the outstanding shares of capital stock of Tudor, B.I.G., Hagen and CEAC have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of Tudor, B.I.G., Hagen and CEAC was issued in violation of the preemptive or similar rights of any stockholder of such entity; and the Company owns, of record, directly or indirectly an amount equal to or at least 100%, 90.1%, 81.5%, and 88.9% of the outstanding shares of capital stock of CEAC, Tudor, B.I.G. and Hagen, respectively, and with respect to such shares the Company has, directly or indirectly, good and marketable title, free and clear of all liens, charges, encumbrances or restrictions of any kind, except for certain transfer restrictions and rights of first refusal with respect to B.I.G. and liens under the European Facilities Agreement; and

               (vii) nothing has come to the attention of such counsel which leads him to believe that (except for financial statements and schedules and financial and statistical data included or incorporated by reference in the Final Memorandum as to which such counsel need not express any belief) the Final Memorandum when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) You shall have received on the Closing Date an opinion of David S. Rifkind, Assistant General Counsel, Environmental Resources of the Company, dated the Closing Date, to the effect that such counsel is of the opinion that, to the best of his knowledge, the Company is (i) in substantial compliance with any and all applicable Environmental Laws in all material respects, (ii) has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business which it believes are necessary for its operations and (iii) is in substantial compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

          (f) You shall have received on the Closing Date (A) an opinion of David S. Rifkind, Assistant General Counsel, Environmental Resources of the Company, dated the Closing Date, to the effect that, to the best of his knowledge, each of B.I.G., Tudor and CEAC (i) is in substantial compliance with any and all applicable Environmental Laws in all material respects,
     (ii) has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business which it believes are necessary for its operations, and (iii) is in substantial compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect, (B) certificates from appropriate management personnel of CEAC, B.I.G. and Tudor, to the effect that, to the best of their knowledge, CEAC, B.I.G. or Tudor, as the case may be, (i) is in substantial compliance with any and all applicable Environmental Laws in all material respects, (ii) has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business which it believes are necessary for its operations, and (iii) is in substantial compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

          (g) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Placement Agents, dated the Closing Date, covering the matters referred to in (iii), (iv), (v), (vi), (x) (but only as to the statements in the Final Memorandum under "Description of Notes," "Description of Capital Stock," "Private Placement" and "Transfer Restrictions"), (xi), (xiii) and (xiv) of paragraph (c) above.

          With respect to (xiii) of paragraph (c) above, Kirkland & Ellis, counsel for the Company and Shearman & Sterling, counsel for the Placement Agents, and, with respect to (vii) of paragraph (d) above, Bernard F. Stewart may state that their opinions and beliefs are based upon their participation in the preparation of each Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof, but are without independent check or verification except as specified. The opinion of Kirkland & Ellis may contain such applicable exceptions as were contained in its opinion dated April 28, 1995 that was previously delivered to Morgan Stanley & Co. Incorporated.

          In addition, with respect to the opinions of Kirkland & Ellis, counsel for the Company, Shearman & Sterling, counsel for the Placement Agents, and Bernard F. Stewart, Executive Vice President and General Counsel of the Company, (i) each of such counsel may also state that, insofar as such opinions involve factual matters, they have relied to the extent they deem proper upon certificates of the Company and any of its subsidiaries and certificates of public officials, (ii) Kirkland & Ellis may state that, with respect to (viii)(D) and (E) of paragraph (c) above, they have relied upon the opinion of Bernard F. Stewart given in his capacity as Executive Vice President and General Counsel of the Company, (iii) Bernard F. Stewart may state that, with respect to (iv) of paragraph (d) above, he has relied on the opinions of David S. Rifkind, and (iv) David S. Rifkind may state that, insofar as his opinions in paragraph (e) and in paragraph (f) relate to matters concerning CEAC, B.I.G. and Tudor, he has relied upon the certificates of appropriate management personnel of CEAC, B.I.G. and Tudor, respectively, as well as any opinions of local counsel reasonably acceptable to you. Kirkland & Ellis need not express any opinion with regard to the laws of any jurisdiction other than the laws of the United States of America, the Delaware General Corporation Law and the laws of the State of New York. Bernard F. Stewart need not express any opinion with regard to the laws of any jurisdiction other than the laws of the United States of America, the Delaware General Corporation Law and the laws of Michigan, and except that insofar as his opinions relate to matters concerning the laws of the State of New York, he shall assume that such laws are comparable to the laws of the jurisdictions as to which he will be opining; with respect to matters of foreign law he may rely on opinions of local counsel reasonably acceptable to you. With respect to such local counsel opinions, (i) such local counsel shall expressly state that Mr. Stewart may rely thereon and (ii) Mr. Stewart shall expressly state that he believes he is justified in so relying.

          (h) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, from each of Arthur Andersen LLP, independent public accountants for the Company, Arthur Andersen & Co., independent auditors for Tudor, and Ernst & Young Audit, independent accountants for CEAC, in each case containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in each Memorandum.

          (i) You shall have received on the date hereof the Registration Rights Agreement effective as of the Closing Date and executed by the Company.

          (j) You shall have received, prior to the Closing Date, from Arthur M. Hawkins and Douglas N. Pearson, executed "lock-up" letters (the "Lock-Up Letters"), in form and substance satisfactory to Morgan Stanley & Co. Incorporated, pursuant to which Arthur M. Hawkins and Douglas N. Pearson shall have agreed that, for a period of 90 days after the date of the Final Memorandum, they will not offer, pledge, sell, contract to sell, sell any option or contract or purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock without the prior written consent of Morgan Stanley & Co. Incorporated.

          (k) You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

     5. Covenants of the Company. In further consideration of the agreements of the Placement Agents contained in this Agreement, the Company covenants as follows:

          (a) To furnish to you, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Memorandum and any supplements and amendments thereto as you may reasonably request and to deliver such copies to you by 5:00 p.m. (New York time) on the business day next following the execution of this Agreement.

          (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

          (c) If, during such period after the date hereof and prior to the date on which all of the Notes shall have been sold by the Placement Agents, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in light of the circumstances when such Memorandum is delivered to the purchasers, not misleading, or if, in the opinion of counsel to the Placement Agents, it is necessary to amend or supplement such Memorandum to comply with law, forthwith to prepare and furnish to the Placement Agents, at the Company's expense, either amendments or supplements to such Memorandum so that the statements in such Memorandum as so amended or supplemented will not, in light of the circumstances when such Memorandum is delivered by the Placement Agents to purchasers of the Notes, be misleading or so that such Memorandum, as so amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Placement Agents shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the general service of process in any jurisdiction where it is not now so subject.

          (e) Whether or not any sale of Notes to the Placement Agents is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation of each Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes and the Conversion Shares upon conversion of the Notes, including any transfer taxes payable in connection with the transfer of the Notes to the Placement Agents, (iii) the fees and disbursements of the Company's counsel and the reasonable fees and disbursements of the Company's accountants and the Trustee and its counsel, (iv) the qualification of such Notes under state securities or Blue Sky laws in accordance with the provisions of paragraph (d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Placement Agents of copies of any Blue Sky or Legal Investment Memoranda, (vi) the printing and delivery to the Placement Agents, in quantities as hereinabove stated, of copies of each Memorandum and any amendments or supplements thereto, (vii) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in any appropriate market system including, without limitation, the Private Offerings, Resales and Trading Through Automated Linkages Market ("PORTAL"), and (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors.

          (f) Neither the Company nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which would be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the Notes.

          (g) Not to solicit any offer to buy, or offer or sell, the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (h) While any of the Notes remain outstanding, to make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to
     Section 13 or 15(d) of the Exchange Act.

          (i) To include a description of transfer restrictions, legends and related information in each Memorandum, in form and substance reasonably acceptable to the Placement Agents.

          (j) To use its reasonable efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

          (k) None of the Company or any of its Affiliates or any person acting on its or their behalf (other than the Placement Agents) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Company and its Affiliates and each person acting on its or their behalf (other than the Placement Agents) will comply with the offering restrictions of Regulation S.

          (l) To use the net proceeds received by it from the sale of the Notes in the manner specified in the Final Memorandum under the caption "Use of Proceeds."

          (m) It will, and will cause the transfer agent with respect to the Common Stock to, refuse to register any transfer of Conversion Shares sold pursuant to Regulation S if such transfer is not made after registration of the Conversion Shares under the Securities Act or in accordance with an available exemption from the registration requirements of the Securities Act.

          (n) To cause the Conversion Shares to be listed on the New York Stock Exchange or any other exchange on which the Common Stock is listed and primarily traded following registration of the Conversion Shares under the Securities Act.

          (o) For a period of 90 days after the date of the Final Memorandum, it will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock without the prior written consent of Morgan Stanley & Co. Incorporated; except for (i) sales to the Placement Agents pursuant to this Agreement, (ii) the issuance of Common Stock in connection with the acquisition of equity interests of Accumulateurs Sonnenschein GmbH and (iii) the grant of options, restricted stock and other awards to employees pursuant to a benefit plan in effect on the date hereof and the issuance of shares of Common Stock upon exercise of such options and other awards.

     6. Offering of the Notes; Restrictions on Transfer. (a) Each Placement Agent represents and warrants that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Placement Agent agrees with the Company that (x) it will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (y) it will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (i) QIBs or (ii) other institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) ("institutional accredited investors") that, prior to their purchase of the Notes, deliver to the Placement Agents a letter containing the representations and agreements annexed to the Final Memorandum and (B) in the case of offers outside the United States, persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Final Memorandum under the heading "Transfer Restrictions."

          (b) Each Placement Agent represents, warrants, and agrees, severally and not jointly with respect to offers and sales outside the United States that:

          (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Notes, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

          (ii) such Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

          (iii) the Notes and the Conversion Shares have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

          (iv) such Placement Agent has offered the Notes and will offer and sell the Notes (A) as part of their distribution at any time and (B) otherwise until 40 days after the Closing Date, only in accordance with Rule 903 of Regulation S. Accordingly, neither the Placement Agents, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and the Placement Agents, their Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

          (v) such Placement Agent has (1) not offered or sold, and will not offer or sell in the United Kingdom, by means of any document, any Notes other than to persons whose ordinary business it is to buy and sell shares or debentures, whether as a principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985, (2) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (3) only issued or passed on and will only issue and pass on to any persons in the United Kingdom any document received by it in connection with the issue of the Notes if that person is of a kind described in
     Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988;

          (vi) such Placement Agent understands that the Notes have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Notes, directly or indirectly in Japan or to or from any resident of Japan except (1) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (2) in compliance with any other applicable requirements of Japanese law; and

          (vii) such Placement Agent agrees that, at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

               "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise prior to 40 days after the closing of the offering, except in either case in accordance with Regulation S (or Rule 144A, if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 6 and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

     7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Placement Agent and each person, if any, who controls such Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, any Placement Agent, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Placement Agent or any such controlling person or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to the Company in writing by you or on your behalf expressly for use therein; provided that the foregoing indemnity agreement with respect to the Preliminary Memorandum shall not inure to the benefit of any Placement Agent, or any person controlling such Placement Agent, if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Placement Agent if required by laws to have been delivered, at or prior to the written confirmation of the sale of the Notes, and if the

Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

          (b) Each Placement Agent agrees to indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Placement Agent, but only with reference to information relating to such Placement Agent furnished to the Company in writing by you or on your behalf expressly for use in either Memorandum or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraphs (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for or required to contribute to any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Notes or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the sale of the Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agents in respect thereof bear to the aggregate offering price of the Notes. The relative fault of the Company on the one hand and of the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent or any person controlling any Placement Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

     8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.

     9. Miscellaneous. If, on the Closing Date or the Option Closing Date, as the case may be, any one of the Placement Agents shall fail or refuse to purchase Notes that it has agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, the other Placement Agents shall be obligated severally in the proportions that the principal amount of Firm Notes set forth opposite their respective names in Exhibit A bears to the aggregate principal amount of Firm Notes set forth opposite the names of all such non-defaulting Placement Agents, or in such other proportions as you may specify, to purchase the Notes which such defaulting Placement Agent or Placement Agents agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Placement Agent has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Placement Agent. If, on the Closing Date or the Option Closing Date, as the case may be, any Placement Agent or Placement Agents shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date and arrangements satisfactory to you and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Placement Agent or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Placement Agent from liability in respect of any default of such Placement Agent under this Agreement.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          If this Agreement shall be terminated by the Placement Agents because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Placement Agents for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Placement Agents in connection with this Agreement or the offering contemplated hereunder.

          This Agreement shall be governed by the laws of the State of New York.

          The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                  Very truly yours,

                                  EXIDE CORPORATION

                                  By  /s/ Alan E. Gauthier
                                     ------------------------------------------
                                     Name: Alan E. Gauthier
                                     Title:



Accepted, December 11, 1995

MORGAN STANLEY & CO. INCORPORATED


By
   ----------------------------------
   Name:
   Title:

SALOMON BROTHERS INC


By
   ----------------------------------
   Name:
   Title:

BT SECURITIES CORPORATION


By
   ----------------------------------
   Name:
   Title:

          This Agreement shall be governed by the laws of the State of New York.

          The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                  Very truly yours,

                                  EXIDE CORPORATION

                                  By
                                     -----------------------------------------
                                     Name:
                                     Title:



Accepted, December 11, 1995

MORGAN STANLEY & CO. INCORPORATED


By  /s/ Candice Koederitz
   ----------------------------------
   Name: Candice Koederitz
   Title:

SALOMON BROTHERS INC


By
   ----------------------------------
   Name:
   Title:

BT SECURITIES CORPORATION


By
   ----------------------------------
   Name:
   Title:

          This Agreement shall be governed by the laws of the State of New York.

          The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                  Very truly yours,

                                  EXIDE CORPORATION

                                  By
                                     ----------------------------------------
                                     Name:
                                     Title:



Accepted, December 11, 1995

MORGAN STANLEY & CO. INCORPORATED


By
   ----------------------------------
   Name:
   Title:

SALOMON BROTHERS INC


By  /s/ David Sullivan
   ----------------------------------
   Name: David Sullivan
   Title: Associate

BT SECURITIES CORPORATION


By
   ----------------------------------
   Name:
   Title:

          This Agreement shall be governed by the laws of the State of New York.

          The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                  Very truly yours,

                                  EXIDE CORPORATION

                                  By ___________________________________________
                                     Name:
                                     Title:



Accepted, December 11, 1995

MORGAN STANLEY & CO. INCORPORATED


By ___________________________________
   Name:
   Title:

SALOMON BROTHERS INC


By ___________________________________
   Name:
   Title:

BT SECURITIES CORPORATION


By /s/ Jeff L. Ott
   ___________________________________
   Name:   Jeff L. Ott
   Title:  Managing Director

                                   Exhibit A
                                   ---------


                                   FIRM NOTES
                                   ----------


     Name of Placement Agents        Principal Amount at Maturity of Notes
-----------------------------------  -------------------------------------

Morgan Stanley & Co. Incorporated                $173,000,000

Salomon Brothers Inc                             $138,400,000

BT Securities Corporation                        $ 34,600,000

                                   Exhibit B
                                   ---------


                         REGISTRATION RIGHTS AGREEMENT
                                [to be attached]

                                   Exhibit C
                                   ---------

Senior Note Indenture dated as of December 17, 1992, between the Company and Bank of Montreal Trust Company, as trustee, as amended.

Senior Subordinated Deferred Coupon Debenture Indenture, dated as of December 17, 1992, between the Company and the Bank of New York, as trustee, as amended.

Credit Agreement dated as of August 30, 1994 (the "Credit Agreement"), among the Company, various financial institutions, Bankers Trust Company, Bank of America National Trust and Savings Association and Bank of Montreal, as Agents, and Bankers Trust Company, as Administrative Agent.

First Amendment dated as of October 21, 1994, among the Company, the financial institutions party to the Credit Agreement, Bankers Trust Company, Bank of America National Trust and Savings Association and Bank of Montreal, as Agents, and Bankers Trust Company, as Administrative Agent.

Recapitalization Amendment Agreement dated as of December 17, 1992, among the Company, certain affiliated parties and certain banks.

Receivables Purchase Agreement dated as of February 17, 1994 among the Company and Three Rivers Funding Corporation.

Asset Purchase Agreement, dated as of June 10, 1991, between the Company and Yuasa Battery (America), Inc.

Battronics Purchase Agreement dated October 15, 1993 among the Company, Peter Noznesky, 669073 Ontario Limited and 1036058 Ontario Inc.

Agreement dated July 22, 1994, between the Registrant and Corporacion Industrial y Financiera de Banesto.

Share Purchase Agreement dated March 30, 1994, among Euro Exide Corporation Limited, Brian Robert Lewis, Marlene Mary Lewis, Melanie Veronica Lewis and Guy William Lewis.

Agreement dated September 30, 1994, among Gemala (Isle of Man) Limited, PT Sapta Panji Manggala, and B.I.G. Batteries Group Limited. Deed dated September 30, 1994 among Euro Exide Corporation Limited, Gemala (Isle of Man) Limited and B.I.G. Batteries Group Limited. Master Agreement dated September 30, 1994 among Euro Exide Corporation Limited, Gemala (Isle of Man) Limited, B.I.G. Batteries Group Limited and PT Sapta Panji Manggala.

Master Agreement dated October 1, 1994, between Sears, Roebuck and Co. and the Company.

Stock Purchase Agreement dated March 17, 1995 among the Company, Fiat S.p.A and SICIND S.p.A. and the Warranty Agreement dated March 17, 1995 between the Company and Fiat S.p.A.

Second Consent, Waiver and Agreement dated as of December 9, 1994, among the Company, the financial institutions party to the Credit Agreement, Bankers Trust Company, Bank of America National Trust and Savings Association and Bank of Montreal, as Agents, and Bankers Trust Company, as Administrative Agent.

Third Amendment dated as of February 3, 1995, among the Company, the financial institutions party to the Credit Agreement, Bankers Trust Company, Bank of America National Trust and Savings Association and Bank of Montreal, as Agents, and Bankers Trust Company, as Administrative Agent.

Fourth Amendment dated as of March 6, 1995, among the Company, the financial institutions party to the Credit Agreement, Bankers Trust Company, Bank of America National Trust and Savings Association and Bank of Montreal, as Agents, and Bankers Trust Company, as Administrative Agent.

Fifth Amendment and Consent dated as of April 18, 1995, among the Company, the financial institutions party to the Credit Agreement, Bankers Trust Company, Bank of America National Trust and Savings Association and Bank of Montreal, as Agents, and Bankers Trust Company, as Administrative Agent.

Sixth Amendment and Consent dated as of April 21, 1995, among the Company, the lenders party to the Credit Agreement, Bankers Trust Company, Bank of America National Trust and Savings Association and Bank of Montreal, as Agents, and Bankers Trust Company, as Administrative Agent.

Seventh Amendment and Consent dated as of April 25, 1995, among the Company, the lenders party to the Credit Agreement, Bankers Trust Company, Bank of America National Trust and Savings Association and Bank of Montreal, as Agents, and Bankers Trust Company, as Administrative Agent.

Eighth Amendment and Consent dated as of August 17, 1995, among the Company, the lenders party to the Credit Agreement, Bankers Trust Company, Bank of America National Trust and Savings Association and Bank of Montreal, as Agents, and Bankers Trust Company, as Administrative Agent.

Ninth Amendment and Consent dated as of November 22, 1995, among the Company, the lenders party to the Credit Agreement, Bankers Trust Company, Bank of America National Trust and Savings Association and Bank of Montreal, as Agents, and Bankers Trust Company, as Administrative Agent.

Facilities Agreement dated February 28, 1995 among the Company, various financial institutions and Bankers Trust Company, Bank of America National Trust and Savings Association, Bank of Montreal and Dredner Bank Luxembourg S.A., as Agents.

Senior Note Indenture dated as of April 28, 1995, between the Company and The Bank of New York, as trustee.

First Supplemental Indenture dated as of August 16, 1995, between the Company and The Bank of New York, as trustee.

Facilities Agreement, dated as of November 30, 1995, among the Company, various financial institutions and Bankers Trust Company, Bank of America National Trust and Savings Association, Bank of Montreal and Citibank International PLC, as Underwriters and Bankers Trust Company, as Agent.